FILED #C19090-95 NOV 03 2000 IN THE OFFICE OF /S/DEAN HELLER SECRETARY OF STATE OF THE STATE OF NEVADA

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CARTER/LAMBERT HOLDINGS INC.

The Undersigned, President and Secretary of Carter/Lambert Holdings Inc. hereby certifies:

That the Board of Directors of said corporation by unanimous written consent dated the 20th day of October, 2000, adopted a resolution to amend the original articles of incorporation as follows:

1.

ARTICLE 1 of the Corporation's Articles of Incorporation is hereby amended to read as follows:

"1.

The name of the Corporation is Electric Manufacturing Solutions and Services, Inc."

2.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,270,000; the said amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

3.

This Amendment shall be effective November 6, 2000.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed by its President and Secretary, this 20th day of October.

/s/Brent Nelson

Brent Nelson, President

/s/Brent Nelson

Brent Nelson, Secretary